Exhibit 99.1

TPG Specialty Lending, Inc. Closes Over-allotment Option

NEW YORK—(BUSINESS WIRE)—Apr. 14, 2014— TPG Specialty Lending, Inc. (NYSE: TSLX, “TSL”) announced today that all 1,050,000 shares of its common stock, par value $0.01 (the “Common Stock”), subject to the over-allotment option granted to the underwriters in connection with TSL’s initial public offering, have been issued. The closing of the initial public offering occurred on March 26, 2014.

J.P. Morgan; BofA Merrill Lynch; Goldman, Sachs & Co.; Citigroup; Wells Fargo Securities and Barclays acted as joint book-running managers for the initial public offering. TPG Capital BD, LLC; Janney Montgomery Scott and JMP Securities acted as co-managers.

ABOUT TPG SPECIALTY LENDING, INC.

TSL is a specialty finance company focused on lending to middle-market companies. TSL seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. TSL has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSL is externally managed by TSL Advisers, LLC, an SEC-registered investment adviser. TSL leverages the deep investment, sector, and operating resources of TPG Special Situations Partners, the dedicated special situations and credit platform of TPG, with over $8.5 billion of assets under management, and the broader TPG platform, a leading global private investment firm with over $59 billion of assets under management, each as of December 31, 2013, as adjusted for commitments accepted on January 2, 2014. For more information, visit www.tpgspecialtylending.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond TSL’s control and difficult to predict, that could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

AVAILABLE INFORMATION

TSL’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on its website at www.tpgspecialtylending.com.

Source: TPG Specialty Lending, Inc.

TPG Specialty Lending, Inc.

Investor Relations:

415-486-5939

IRTSL@tpg.com

or

Press:

Owen Blicksilver PR, Inc.

Jennifer Hurson, 845-507-0571

jennifer@blicksilverpr.com